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                                                                     EXHIBIT 3.8

                                 AMENDMENT NO. 3
                                       TO
                         AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP
                                       OF
                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP

      This Amendment No. 3 (this "Amendment") to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of EOTT Energy Operating Limited Partnership, a Delaware limited partnership (the "Partnership"), is being executed by the undersigned pursuant to Sections 1.2,
1.4 and 14.1 of the Partnership Agreement.

      WHEREAS, Sections 1.2, 1.4 and 14.1 of the Partnership Agreement authorize the General Partner of the Partnership pursuant to its powers of attorney from the Limited Partner of the Partnership to change the name of the Partnership at any time and to amend the Partnership Agreement without the approval of the Limited Partner to reflect a change in the name of the Partnership; and

      WHEREAS, effective October 1, 2003, the name of the General Partner has changed from EOTT Energy General Partner, L.L.C. to Link Energy General Partner LLC; and

      WHEREAS, effective October 1, 2003, the name of the Limited Partner has changed from EOTT Energy LLC to Link Energy LLC; and

      WHEREAS, the Board of Directors of the General Partner has duly adopted resolutions (i) approving the change of the name of the Partnership from EOTT Energy Operating Limited Partnership to Link Energy Limited Partnership, and
(ii) authorizing the officers of the General Partner to take all action necessary or advisable to effect the name change;

      NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

      1.    Article I of the Partnership Agreement is hereby amended by deleting
Section 1.2 thereof in its entirety and replacing in lieu thereof a new Section
1.2 reading in its entirety as follows:

            "1.2 NAME. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Link Energy Limited Partnership." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall
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notify the Limited Partner of such change in the next regular communication to the Limited Partner."

      2. All other references in the Partnership Agreement to "EOTT Energy Operating Limited Partnership" shall be replaced with a reference to "Link Energy Limited Partnership." All references in the Partnership Agreement to EOTT Energy General Partner, L.L.C. as the General Partner shall be replaced with a reference to "Link Energy General Partner LLC." All references in the Partnership Agreement to EOTT Energy LLC as the Limited Partner shall be replaced with a reference to "Link Energy LLC." All other terms and conditions of the Partnership Agreement shall be unchanged and remain in full force and effect. On or after the date listed below, each reference in the Partnership Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and any reference to the Partnership Agreement in any certificate or document delivered in connection therewith, shall mean and be a reference to the Partnership Agreement as amended hereby.

      3. All capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to such terms in the Limited Partnership Agreement.

      4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
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      IN WITNESS WHEREOF, the undersigned have executed this Amendment to the
Partnership Agreement effective as of the first day of October, 2003.

                                   GENERAL PARTNER:

                                   LINK ENERGY GENERAL PARTNER LLC


                                   /s/ THOMAS M. MATTHEWS
                                   ---------------------------------------------
                                   Thomas M. Matthews
                                   Chief Executive Officer


                                   LIMITED PARTNER:

                                   The Limited Partner, Link Energy LLC,
                                   pursuant to Powers of Attorney now and
                                   hereafter executed in favor of, and granted and delivered to, the General Partner

                                   By:      Link Energy General Partner LLC,
                                            General Partner, as attorney-in-fact
                                            for the Limited Partner pursuant to
                                            the Powers of Attorney granted
                                            pursuant to Section 1.4 of the
                                            Partnership Agreement


                                   /s/ THOMAS M. MATTHEWS
                                   ---------------------------------------------
                                   Thomas M. Matthews
                                   Chief Executive Officer